Filed pursuant to Rule 424(b)(3)
Registration No. 333-167061

PROSPECTUS

12,435,000 Shares

SEQUENOM, INC.

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 12,435,000 shares of our common stock, $0.001 par value per share, held by the selling stockholders listed on page 4 of this prospectus. The selling stockholders acquired the common stock from us in a private placement that closed on May 17, 2010 and is more fully described on page 3 of this prospectus under “Private Placement of Common Shares.”

The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution.” The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not receive any of the proceeds from the sale of these shares of our common stock by the selling stockholders.

Our common stock is traded on The NASDAQ Global Market under the symbol “SQNM.” The last reported sale price of our common stock on July 13, 2010 was $6.27 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AS UPDATED BY ANY SUBSEQUENT FILING WITH THE SECURITIES AND EXCHANGE COMMISSION THAT IS INCORPORATED BY REFERENCE HEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 14, 2010

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. You must not rely on any unauthorized information or representation. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock, but only under circumstances and in jurisdictions where it is lawful to do so.

The information contained in this prospectus is accurate only as of the date on the front of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, any information we have incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospectus may have changed since that date.

SEQUENOM® is a registered trademark of Sequenom, Inc.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information about us that you should consider before investing in our common stock. You should carefully read this entire prospectus, the financial statements and related notes and other information incorporated by reference in this prospectus and any prospectus supplement, and the additional information described under the captions “WHERE YOU CAN FIND MORE INFORMATION” on page 9 and “INCORPORATION BY REFERENCE” on page 10, before making an investment decision. Whenever we refer to “Sequenom,” “we,” “our” or “us” in this prospectus or in any prospectus supplement, we mean Sequenom, Inc., unless the context indicates otherwise.

Sequenom, Inc.

Overview

We are a molecular diagnostic testing and genetics analysis company committed to providing products, services, diagnostic testing, applications and genetic analysis products that translate the results of genomic science into solutions for biomedical research, translational research, molecular medicine applications, and agricultural, livestock, and other areas of research. Our development and commercialization efforts in various diagnostic areas include noninvasive women’s health related and prenatal diagnostics, age-related macular degeneration diagnostics, oncology, infectious diseases, and other disorders and diseases.

Company Information

We were incorporated in the State of Delaware in 1994. Our principal executive offices are located at 3595 John Hopkins Court, San Diego, CA, 92121, and our telephone number at that address is (858) 202-9000. Our website address is www.sequenom.com. The information contained on, or accessible through, our website is not incorporated by reference into and does not form a part of this prospectus.

The Offering

Common stock to be offered by the selling stockholders	12,435,000 shares

Common stock outstanding as of May 17, 2010	74,610,707 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NASDAQ Global Market Symbol	SQNM

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission, or the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements concerning our possible or assumed future results of operations, business strategies, financing plans, product development plans, product benefits or performance, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such statements. We discuss these risks in greater detail under the heading “Risk Factors” in our SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein, represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should rely only on information contained or incorporated by reference in this prospectus and any prospectus supplement, and the registration statement of which this prospectus is a part, including the exhibits that we have filed with the registration statement. You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our common stock, you should carefully consider the risk factors discussed or incorporated by reference in this prospectus and any prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The proceeds from the sale of the common stock offered pursuant to this prospectus are solely for the accounts of the selling stockholders or their pledgees, donees, transferees or other successors-in-interest.

Each selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

PRIVATE PLACEMENT OF COMMON SHARES

On May 12, 2010, we entered into a securities purchase agreement with the investors named below in the table in “Selling Stockholders,” pursuant to which we agreed to sell an aggregate of 12,435,000 shares of our common stock at a price of $4.15 per share in a private placement in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In connection with the private placement, we also entered into a registration rights agreement with the investors, pursuant to which we agreed to file this registration statement with the SEC to register for resale the shares issued and sold to the investors in the private placement. On May 17, 2010, we issued and sold the 12,435,000 shares to the investors and received aggregate gross proceeds of approximately $51.6  million before deduction of placement agent fees and other transaction expenses.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders. For additional information regarding the issuances of common stock, see “Private Placement of Common Shares” above. We are registering the shares of common stock in order to permit the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to offer the shares, as well as any stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares, for resale from time to time in the manner contemplated under “Plan of Distribution.”

Except for the ownership of the shares of common stock, the selling stockholders have not had any material relationship with us within the past three years.

The table below, including the footnotes, lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders based in part on information provided to us by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock, as of May 17, 2010.

The fourth column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of the registration rights agreement with the holders of the shares of common stock, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock issued to such holders in the private placement described in “Private Placement of Common Shares” above, held by such holders as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. The fifth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Beneficially Owned Prior to Offering (1)		Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned After Offering (1)
	Number	Percent		Number	Percent
Caduceus Capital II, L.P. (2)	265,000	*	265,000	—	—
Caduceus Capital Master Fund Limited (3)	365,000	*	365,000	—	—
Deerfield Special Situations Fund International LTD (4)	848,320	1.1%	848,320	—	—
Deerfield Special Situations Fund, LP (5)	477,180	*	477,180	—	—
Manning & Napier Fund, Inc. Life Sciences Series (6)	1,085,000	1.5%	1,085,000	—	—
Palo Alto Healthcare Master Fund, L.P. (7)	1,218,240	1.6%	156,650	1,061,590	1.4%
Palo Alto Healthcare Master Fund II, L.P. (8)	1,114,885	1.5%	144,600	970,285	1.3%
Perceptive Life Sciences Master Fund LTD (9)	662,700	*	662,700	—	—
PW Eucalyptus Fund, Ltd. (10)	16,100	*	16,100	—	—
Ramius Navigation Master Fund Ltd. (11)	482,000	*	482,000	—	—
Redmile Capital Fund, LP (12)	896,019	1.2%	549,800	346,219	*
Redmile Capital Offshore Fund, Ltd. (13)	781,545	1.0%	540,000	241,545	*
Redmile Capital Offshore Fund II, Ltd. (14)	648,459	*	369,100	279,359	*
Redmile Ventures, Ltd. (15)	21,100	*	11,100	10,000	*
Summer Street Life Sciences Hedge Fund Investors LLC (16)	130,000	*	130,000	—	—
Tang Capital Partners, LP (17)	3,253,100	4.4%	3,253,100	—	—
UBS Eucalyptus Fund, L.L.C. (18)	248,000	*	248,000	—	—
Visium Balanced Master Fund, Ltd. (19)	2,831,350	3.8%	2,831,350	—	—

*	Less than 1%.
(1)

Percentages are based on 74,610,707 shares of our common stock that were outstanding on May 17, 2010. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

(2)	Samuel D. Isaly has voting control and investment discretion over the securities held by Caduceus Capital II, L.P. and may be deemed to be the beneficial owner of these shares.
(3)	Samuel D. Isaly has voting control and investment discretion over the securities held by Caduceus Capital Master Fund Limited and may be deemed to be the beneficial owner of these shares.
(4)

James E. Flynn has voting control and investment discretion over the securities held by Deerfield Special Situations Fund International LTD and may be deemed to be the beneficial owner of these shares.

(5)	James E. Flynn has voting control and investment discretion over the securities held by Deerfield Special Situations Fund, LP and may be deemed to be the beneficial owner of these shares.
(6)

Manning & Napier Investor Services, Inc. is a limited purpose broker dealer and an affiliate of Manning & Napier Fund, Inc. Life Sciences Series. Manning & Napier Fund, Inc. Life Sciences Series has represented to us that the shares held by them were purchased in the ordinary course of business and that at the time of purchase of the shares held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares held by them. Christine Glavin has voting control and investment discretion over the securities held by Manning & Napier Fund, Inc. Life Sciences Series and may be deemed to be the beneficial owner of these shares.

(7)

Palo Alto Investors, LLC, or PAI LLC, serves as the general partner of Palo Alto Healthcare Master Fund, L.P. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. The sole manager of PAI LLC is Palo Alto Investors, Inc., or PAI Corp. William L. Edwards is the controlling shareholder of PAI Corp and the controlling owner of PAI LLC. A. Joon Yun is the president of PAI Corp and PAI LLC. Each of PAI Corp, Mr. Edwards and Mr. Yun expressly disclaims beneficial ownership of these shares, and expressly disclaims membership in a group.

(8)

Palo Alto Investors, LLC, or PAI LLC, serves as the general partner of Palo Alto Healthcare Master Fund II, L.P. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. The sole manager of PAI LLC is Palo Alto Investors, Inc., or PAI Corp. William L. Edwards is the controlling shareholder of PAI Corp and the controlling owner of PAI LLC. A. Joon Yun is the president of PAI Corp and PAI LLC. Each of PAI Corp, Mr. Edwards and Mr. Yun expressly disclaims beneficial ownership of these shares, and expressly disclaims membership in a group.

(9)	Joseph Edelman has voting control and investment discretion over the securities held by Perceptive Life Sciences Master Fund LTD and may be deemed to be the beneficial owner of these shares.
(10)	Samuel D. Isaly has voting control and investment discretion over the securities held by PW Eucalyptus Fund, Ltd. and may be deemed to be the beneficial owner of these shares.
(11)

The investment adviser to Ramius Navigation Master Fund Ltd., or Ramius Navigation, is Ramius Advisors, LLC, or Ramius Advisors. An affiliate of Ramius Advisors is a FINRA member. However, this affiliate will not sell any shares to be offered by Ramius Navigation through the prospectus and will receive no compensation whatsoever in connection with sales of shares by Ramius Navigation through the prospectus. Ramius Navigation has represented to us that the shares held by them were purchased in the ordinary course of business and that at the time of purchase of the shares held by them, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the shares held by them. Ramius Enterprise Master Fund Ltd, or Ramius Enterprise, is the sole shareholder of Ramius Navigation and may be considered the beneficial owner of any shares deemed to be beneficially owned by Ramius Navigation. Ramius Enterprise disclaims beneficial ownership of these shares. Ramius Advisors is the investment manager of Ramius Navigation and Ramius Enterprise and consequently has voting control and investment discretion over shares held by Ramius Navigation. Ramius Advisors disclaims beneficial ownership of these shares. Ramius LLC, or Ramius, is the managing member of Ramius Advisors and may be considered the beneficial owner of any shares deemed to be beneficially owned by Ramius Advisors. Ramius disclaims beneficial ownership of these shares. Cowen Group, Inc., or Cowen, is the managing member of Ramius and may be considered the beneficial owner of any shares deemed to be beneficially owned by Ramius. Cowen disclaims beneficial ownership of these shares. RCG Holdings LLC, or RCG Holdings, is a significant shareholder of Cowen and may be considered the beneficial owner of any shares deemed to be beneficially owned by Cowen. RCG Holdings disclaims beneficial ownership of these shares. C4S & Co., L.L.C., or C4S, is the managing member of RCG Holdings and may be considered the beneficial owner of any shares deemed to be beneficially owned by RCG Holdings. C4S disclaims beneficial ownership of these shares. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffrey M. Solomon are the sole managing members of C4S and may be considered beneficial owners of any shares deemed to be beneficially owned by C4S. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(12)

Redmile Group, LLC serves as the Investment Manager to Redmile Capital Fund, LP and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Jeremy Green serves as the sole member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.

(13)

Redmile Group, LLC serves as the Investment Manager to Redmile Capital Offshore Fund, Ltd. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Jeremy Green serves as the sole member of Redmile

Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.
(14)

Redmile Group, LLC serves as the Investment Manager to Redmile Capital Offshore Fund II, Ltd. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Jeremy Green serves as the sole member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.

(15)

Redmile Group, LLC serves as the Investment Manager to Redmile Ventures, Ltd. and, in such capacity, exercises sole voting and investment authority with respect to such shares and may be deemed to be the beneficial owner of these shares. Jeremy Green serves as the sole member of Redmile Group, LLC and also may be deemed to be the beneficial owner of these shares. Redmile Group, LLC and Mr. Green each disclaims beneficial ownership of these shares, except to the extent of its or his pecuniary interest therein, if any.

(16)

Samuel D. Isaly has voting control and investment discretion over the securities held by Summer Street Life Sciences Hedge Fund Investors LLC and may be deemed to be the beneficial owner of these shares.

(17)

Kevin C. Tang is the sole manager of Tang Capital Management, LLC, which is the general partner of Tang Capital Partners, LP. Mr. Tang shares voting and dispositive power over securities with Tang Capital Partners, LP and Tang Capital Management, LLC and therefore may be deemed to be the beneficial owner of these shares. Mr. Tang disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(18)	Samuel D. Isaly has voting control and investment discretion over the securities held by UBS Eucalyptus Fund, L.L.C. and may be deemed to be the beneficial owner of these shares.
(19)

Jacob Gottlieb has voting control and investment discretion over the securities held by Visium Balanced Master Fund, Ltd. and may be deemed to be the beneficial owner of these shares. Mr. Gottlieb disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $46,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Cooley LLP, San Diego, California.

EXPERTS

The consolidated financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2009 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered for resale by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered for resale by this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.sequenom.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 7, 2010;

•	our Current Reports on Form 8-K filed with the SEC on January 15, 2010, February 1, 2010, February 1, 2010, February 9, 2010, May 5, 2010, May 13, 2010, May 24, 2010, June 17, 2010 and July 13, 2010;

•	our Definitive Proxy Statement on Schedule 14A, which was filed on April 29, 2010; and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2000, including any amendments or reports filed for the purposes of updating this description.

You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus, including exhibits to these documents, without charge by requesting them from us. You should direct any written or oral requests for any of the foregoing documents to:

Investor Relations

Sequenom, Inc.

3595 Johns Hopkins Court

San Diego, California 92121

(858) 202-9000